SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 31, 2000

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 001-14965 (Commission File Number)	No. 13-4019460 (IRS Employer Identification No.)

85 Broad Street New York, New York (Address of Principal Executive Offices)	10004 (Zip Code)

      Registrant’s telephone number, including area code: (212) 902-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

      On October 31, 2000, The Goldman Sachs Group, Inc. (“GS Inc.”) completed its combination with Spear, Leeds & Kellogg, L.P. pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000 (the “Merger Agreement”), among GS Inc., SLK LLC and SLK Acquisition L.L.C., which is attached as Exhibit 2.1 hereto and incorporated by reference herein. In exchange for the membership interests in SLK LLC, the parent company of Spear, Leeds & Kellogg, L.P., GS Inc. issued approximately 35 million shares of its common stock valued at $3.4 billion, issued approximately $52 million in debentures and paid approximately $2.0 billion in cash generated from operations, to the members of SLK LLC and its affiliates. Spear, Leeds & Kellogg, L.P., together with its subsidiaries, is a leader in securities clearing and execution, floor-based market making and off-floor market making.

      As part of this transaction, GS Inc. established a $702 million retention pool in restricted stock units for all SLK employees. These restricted stock units have varying vesting and delivery provisions. GS Inc. will incur an immediate charge of approximately $290 million in the fourth quarter of fiscal 2000 related to restricted stock units for which future service is not required as a condition to the delivery of the underlying shares of common stock. The remaining restricted stock units, for which future service is required, will be amortized over the five-year service period following the combination date.

      Certain of the former members of SLK LLC have been appointed managing directors of GS Inc. and have entered into Amended and Restated Member Agreements, dated as of September 10, 2000, and amended and restated as of October 26, 2000, with GS Inc., the form of which is attached as Annex 3 to the Merger Agreement and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Businesses Acquired.

      The financial statements required by this Item 7(a) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

      (b) Pro Forma Financial Information.

      The pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 7(a)(4) of Form 8-K.

      (c) Exhibits.

      The following document is filed as an exhibit to this report on Form 8-K:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: November 14, 2000	By: /s/ Dan H. Jester ___________________________________ Name: Dan H. Jester Title: Vice President and Treasurer

Index to Exhibits

2.1	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.